UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2024

HUDSON ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41532	86-2712843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 1001, New York, NY 10036
(Address of principal executive offices)

Registrant’s telephone number, including area code: (347) 205-3126

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Right	HUDA U	The Nasdaq Stock Market LLC

Shares of Common Stock, par value $0.0001 per share	HUDA	The Nasdaq Stock Market LLC

Rights, each to receive one-fifth (1/5) of a share of the common stock	HUDA R	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 12, 2024, Jiang Hui resigned from his positions as Chief Executive Officer and Chairman of the Board of HUDSON ACQUISITION I CORP (the “Company”). Jiang Hui’s departure was unrelated to any disagreements with the Company’s operations, policies, or practices.

On March 12, 2024, the Company appointed Warren Wang as its Chief Executive Officer and Chairman of the Board.

Mr. Wang brings over 20 years of experience in financing, listing, and capital operations. He currently serves as a board member and chief executive officer of PX SPAC Capital INC since February 2022, and as a board member and chief executive officer of PX Capital USA INC since March 2019. From March 2019 to January 2022, Mr. Wang served as the chairman and chief executive officer of Hudson Capital Inc, a NASDAQ-listed company. Prior to that role, from July 2018 to March 2019, Mr. Wang held the positions of chairman and chief executive officer at SSLJ.com INC., also a NASDAQ-listed company. Mr. Wang obtained an Executive Master of Business Administration degree from Peking University in 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 13, 2024	HUDSON ACQUISITION I CORP.

	By:	/s/ Warren Wang
	Name:	Warren Wang
	Title:	Chief Executive Officer

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